Exhibit 99.1
Calix Reports First Quarter 2016 Financial Results

PETALUMA, CA – May 3, 2016 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 26, 2016. Revenue for the first quarter of 2016 was $98.4 million, an increase of 8.1% compared to $91.0 million for the first quarter of 2015.
“During the first quarter, we experienced solid demand across our customers, products and regions,” said Carl Russo, Calix, Inc. President and CEO. “As communications service providers worldwide increasingly seek to improve the subscriber experience, we believe our AXOS platform, along with our Unified Access portfolio of broadband access software, systems, and services led by Compass and next generation copper and fiber technologies, positions Calix customers to deliver an unmatched broadband experience to their subscribers,” added Russo.
The company’s non-GAAP net loss for the first quarter of 2016 was $4.4 million, or $(0.09) per basic and fully diluted share, compared to a non-GAAP net loss of $3.4 million, or $(0.07) per basic and fully diluted share, for the first quarter of 2015. A reconciliation of GAAP and non-GAAP results is included as part of this release.
“During the quarter, we repurchased a total of $12.8 million of stock, thereby completing our $40 million stock repurchase program, previously authorized by our Board in April 2015. Under the program, we repurchased a total of 5.3 million shares of common stock in 2015 and 2016,” said William Atkins, Calix, Inc. Executive Vice President and CFO.
The GAAP net loss for the first quarter of 2016 was $10.7 million, or $(0.22) per basic and fully diluted share, compared to a GAAP net loss of $11.9 million, or $(0.23) per basic and fully diluted share, for the first quarter of 2015. A reconciliation of our first quarter 2016 operating results from non-GAAP to GAAP is provided on the next page.
As described in more detail in our Form 8-K filed April 18, 2016 with the SEC, Calix has entered into a memorandum of understanding of a settlement in principle of the litigation related to its 2011 acquisition of Occam Networks, Inc. Under the terms of the settlement, Calix would not be responsible for contributing any portion of the settlement consideration. In addition, as part of the settlement, Calix will receive payment of $4.5 million in partial recovery of certain out-of-pocket expenses.

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Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended March 26, 2016

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	GAAP
Revenue	$98,375	$—	$—	$—	$98,375
Cost of revenue	51,103	127	1,663	—	52,893
Gross profit	47,272	(127)	(1,663)	—	45,482
Gross margin	48.1%	(0.1)%	(1.7)%	—%	46.2%
Operating expenses	51,650	2,594	1,701	275	56,220
Operating loss	(4,378)	(2,721)	(3,364)	(275)	(10,738)
Interest and other income (expense), net	130	—	—	—	130
Loss before provision for income taxes	(4,248)	(2,721)	(3,364)	(275)	(10,608)
Provision for income taxes	121	—	—	—	121
Net loss	$(4,369)	$(2,721)	$(3,364)	$(275)	$(10,729)
Weighted average number of shares used to
compute net loss per common share:
Basic and diluted	48,591	48,591	48,591	48,591	48,591
Net loss per common share:
Basic and diluted	$(0.09)	$(0.06)	$(0.07)	$(0.01)	$(0.22)

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its first quarter 2016 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix, Inc. (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access software, systems, and services enables communications service providers worldwide to transform their networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Acquisition-related costs include legal fees and associated expenses incurred under a pre-existing contract between Occam and its retained advisor in connection with the Occam acquisition. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, the execution of a stock repurchase program. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks described in our 2015 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 26,	March 28,
	2016	2015
Revenue	$98,375	$91,038
Cost of revenue:
Products and services (1)	51,230	46,460
Amortization of intangible assets	1,663	2,088
Total cost of revenue	52,893	48,548
Gross profit	45,482	42,490
Operating expenses:
Research and development (1)	22,773	21,914
Sales and marketing (1)	19,062	19,759
General and administrative (1)	12,684	10,152
Amortization of intangible assets	1,701	2,552
Total operating expenses	56,220	54,377
Loss from operations	(10,738)	(11,887)
Interest and other income (expense), net:
Interest income	211	379
Interest expense	(164)	(379)
Other income (expense), net	83	48
Total interest and other income (expense), net	130	48
Loss before provision for income taxes	(10,608)	(11,839)
Provision for income taxes	121	91
Net loss	$(10,729)	$(11,930)
Net loss per common share:
Basic and diluted	$(0.22)	$(0.23)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	48,591	51,732

(1)	Includes stock-based compensation as follows:
Cost of revenue	$127	$175
Research and development	1,047	1,212
Sales and marketing	822	1,425
General and administrative	725	850
	$2,721	$3,662

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 26,	March 28,
	2016	2015
GAAP net loss	$(10,729)	$(11,930)
Adjustments to reconcile GAAP net loss to
non-GAAP net loss:
Stock-based compensation	2,721	3,662
Amortization of intangible assets	3,364	4,640
Acquisition-related costs	275	190
Non-GAAP net loss	$(4,369)	$(3,438)
Non-GAAP net loss per common share:
Basic and diluted	$(0.09)	$(0.07)
Weighted average number of shares used to compute
non-GAAP net loss per common share:
Basic and diluted	48,591	51,732

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 26,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$21,365	$23,626
Marketable securities	42,895	49,964
Accounts receivable, net	43,804	47,155
Inventory	41,127	47,667
Deferred cost of revenue	4,108	4,918
Prepaid expenses and other current assets	9,972	9,470
Total current assets	163,271	182,800
Property and equipment, net	16,515	17,149
Goodwill	116,175	116,175
Intangible assets, net	3,254	6,618
Other assets	1,202	1,144
Total assets	$300,417	$323,886
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,144	$19,603
Accrued liabilities	43,801	35,512
Deferred revenue	9,802	12,124
Total current liabilities	64,747	67,239
Long-term portion of deferred revenue	19,696	19,569
Other long-term liabilities	1,196	1,293
Total liabilities	85,639	88,101
Stockholders' equity:
Common stock	1,328	1,326
Additional paid-in capital	821,236	818,754
Accumulated other comprehensive loss	(148)	(195)
Accumulated deficit	(567,652)	(556,923)
Treasury stock	(39,986)	(27,177)
Total stockholders' equity	214,778	235,785
Total liabilities and stockholders' equity	$300,417	$323,886

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 26,	March 28,
	2016	2015
Operating activities:
Net loss	$(10,729)	$(11,930)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,955	2,480
Loss on retirement of property and equipment	—	10
Amortization of intangible assets	3,364	4,640
Amortization of premiums relating to available-for-sale securities	114	287
Stock-based compensation	2,721	3,662
Changes in operating assets and liabilities:
Restricted cash	—	295
Accounts receivable, net	3,351	(8,256)
Inventory	6,540	6,115
Deferred cost of revenue	810	3,318
Prepaid expenses and other assets	(576)	1,974
Accounts payable	(8,459)	(10,836)
Accrued liabilities	8,471	54
Deferred revenue	(2,195)	(3,651)
Other long-term liabilities	(98)	(59)
Net cash provided by (used in) operating activities	5,269	(11,897)
Investing activities:
Purchases of property and equipment	(1,453)	(1,742)
Purchases of marketable securities	—	(17,004)
Maturities of marketable securities	7,020	11,450
Net cash provided by (used in) investing activities	5,567	(7,296)
Financing activities:
Proceeds from exercise of stock options	14	564
Payments for repurchases of common stock	(12,809)	—
Taxes paid for awards vested under equity incentive plans	(251)	(506)
Net cash provided by (used in) financing activities	(13,046)	58
Effect of exchange rate changes on cash and cash equivalents	(51)	(76)
Net decrease in cash and cash equivalents	(2,261)	(19,211)
Cash and cash equivalents at beginning of period	23,626	48,829
Cash and cash equivalents at end of period	$21,365	$29,618

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Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com